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                                                                   EXHIBIT 10.61


                        ADMINISTRATIVE SERVICES AGREEMENT


      This ADMINISTRATIVE SERVICES AGREEMENT is entered into by and between Parke Industries, Inc. ("Parke Industries") and Scientific NRG, Incorporated ("Scientific") on this 28th day of February 1997 to be effective as of January 1, 1997.

      WHEREAS, Scientific has requested that Parke Industries provide Scientific with administrative services; and

      WHEREAS, Parke Industries desires to provide Scientific with administrative services upon the terms and conditions set forth herein.

      NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Parke Industries agrees to provide Scientific with administrative services for the calendar year 1997. The administrative services to be provided hereunder include accounting services, payroll services, employee benefits administration services, use of computer equipment and software, temporary manufacturing employees, manufacturing space, warehouse space, telephone equipment, and utilities.

2. Scientific agrees that the services contracted for herein are reasonably worth Five Thousand Dollars ($5,000) per month or a total of $60,000 for the term of this Agreement. Scientific agrees to pay Parke Industries monthly, in arrears, for the services rendered hereunder.

3. This Agreement will automatically terminate on December 31, 1997, unless renewed or extended by the parties hereto.

4. Scientific and Parke Industries agree that the services provided herein shall be performed by Parke Industries, its officers, employees and/or agents from time to time under the direction and supervision of Scientific's officers and directors.

5. This agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter hereof

6. If any part of this agreement is deemed to be unenforceable the balance of the agreement shall remain in full force and effect.

7. A facsimile, telecopy or other reproduction of this agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered





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valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this agreement as well as any facsimile, telecopy or other reproduction hereof.

8. Time is of the essence in performance of this agreement and of each and every provision hereof.

      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

Scientific NRG, Incorporated,
a Minnesota corporation



By:  /s/ OLIVER K. WASHBURN
   ---------------------------
Name: Oliver K. Washburn
Title: Chief Financial Officer


Parke Industries, Inc.,
a California corporation



By:  /s/ DANIEL W. PARKE
   ---------------------
Name: Daniel W. Parke
Title: President




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